Exhibit 99.2

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL REPORT

SEPTEMBER 30, 2014 AND 2013

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,
	2014	December 31,
	(Unaudited)	2013
ASSETS
CURRENT ASSETS
Cash	$31,971,467	$25,422,741
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	15,865,438	8,121,930
Joint interest billings and other	18,256,437	7,541,245
Prepaid expenses and other assets	415,405	122,104
Current derivative assets	962,982	154,310

Total current assets	67,471,729	41,362,330

OIL AND GAS PROPERTIES, successful efforts method
Proved properties	234,844,401	184,075,412
Unproved properties	46,827,785	43,010,521

Total oil and gas properties	281,672,186	227,085,933

Accumulated depreciation, depletion, and amortization	(92,604,026)	(79,788,805)

Net oil and gas properties	189,068,160	147,297,128

NONCURRENT ASSETS
Office and other equipment, less accumulated depreciation of	920,717	560,477
$407,209 and $191,088, respectively
Noncurrent derivative assets	146,939	-
Other noncurrent assets	726,993	537,752
Land	100,637	100,637

TOTAL ASSETS	$258,435,175	$189,858,324

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$43,516,676	$7,428,304
Accrued expenses	8,212,597	5,768,144
Revenues and royalties payable	20,693,354	10,184,145
Advances	14,547,473	3,519,881
Current derivative liabilities	-	171,761
Asset retirement obligations	66,625	69,956

Total current liabilities	87,036,725	27,142,191

NONCURRENT LIABILITIES
Noncurrent derivative liabilities	-	27,816
Long-term debt	10,825,000	10,825,000
Asset retirement obligations	3,167,437	2,941,498

Total noncurrent liabilities	13,992,437	13,794,314

Total liabilities	101,029,162	40,936,505

COMMITMENTS AND CONTINGENCIES (Note 9)

MEMBERS' EQUITY	157,406,013	148,921,819

TOTAL LIABILITIES AND MEMBERS' EQUITY	$258,435,175	$189,858,324

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES
Oil, natural gas, and natural gas liquids revenues:
Oil	$8,915,923	$7,017,755	$25,292,058	$10,143,613
Natural gas	2,113,037	2,803,664	7,459,338	7,434,611
Natural gas liquids	927,959	1,386,316	2,841,486	2,948,506

Total oil, natural gas, and natural	11,956,919	11,207,735	35,592,882	20,526,730
gas liquids revenues
Gathering and other income	98,137	96,007	293,407	345,869
Loss on sales of oil and gas properties	-	(59)	-	(54,424)

Total revenues	12,055,056	11,303,683	35,886,289	20,818,175

OPERATING EXPENSES
Production costs:
Lease operating expense	2,536,571	2,190,489	7,210,579	5,637,334
Severance taxes	481,178	508,457	1,479,134	853,477
Re-engineering and workovers	233,097	198,616	552,620	342,835
Depreciation, depletion, and amortization	5,268,270	4,898,587	13,031,340	13,896,595
Impairment expense	-	-	-	44,372
Exploration expense	83,168	24	83,168	1,666,967
General and administrative expense	1,601,979	2,298,275	4,815,739	5,397,322

Total operating expenses	10,204,263	10,094,448	27,172,580	27,838,902

Income (loss) from operations	1,850,793	1,209,235	8,713,709	(7,020,727)

OTHER INCOME (EXPENSES)
Interest expense	(148,707)	(139,099)	(445,945)	(334,277)
Net gain on derivative contracts	2,488,998	54,020	186,299	280,753
Other income (expenses), net	23,376	(6,239)	30,131	52,677

Total other income (expenses)	2,363,667	(91,318)	(229,515)	(847)

NET INCOME (LOSS)	$4,214,460	$1,117,917	$8,484,194	$(7,021,574)

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(UNAUDITED)

BALANCE, December 31, 2012	$61,267,174

Net loss	(7,021,574)

Members' equity contributions	107,380,000

BALANCE, September 30, 2013 (unaudited)	$161,625,600

BALANCE, December 31, 2013	$148,921,819

Net income	8,484,194

BALANCE, September 30, 2014 (unaudited)	$157,406,013

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$8,484,194	$(7,021,574)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation, depletion, and amortization	13,031,340	13,896,595
Impairment of unproved oil and gas properties	-	44,372
Dry hole costs	-	1,277,320
Accretion of asset retirement obligations	229,297	136,057
Settlement of asset retirement obligation	(56,195)	-
Unrealized gain on derivative contracts	(1,155,188)	(319,157)
Amortization of deferred financing costs	113,355	65,471
Loss on sale of assets	-	54,424
Changes in assets and liabilities:
Increase in accounts receivable	(18,458,700)	(15,155,367)
Increase in prepaid expense and other	(408,007)	(115,889)
Increase (decrease) in accounts payable and accrued expenses	38,532,825	(3,799,708)
Increase in revenue and royalties payable	10,509,209	13,702,788
Increase in advances	11,027,592	1,892,830

Net cash provided by operating activities	61,849,722	4,658,162

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of proved and unproved property	-	(85,904,922)
Additions to oil and gas property and equipment	(54,536,747)	(20,937,012)
Additions to other property and equipment	(576,359)	(668,533)
Proceeds from sales of oil and gas properties	-	487,412

Net cash used in investing activities	(55,113,106)	(107,023,055)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred financing costs	(187,890)	(405,201)
Contributions	-	107,355,000

Net cash provided by (used in) financing activities	(187,890)	106,949,799

Net increase in cash and cash equivalents	6,548,726	4,584,906

CASH AND CASH EQUIVALENTS, at beginning of period	25,422,741	20,151,399

CASH AND CASH EQUIVALENTS, at end of period	$31,971,467	$24,736,305

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(CONTINUED)

	Nine Months Ended September 30,
	2014	2013

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$330,882	$228,563

DISCLOSURE OF NON-CASH INVESTING
ACTIVITIES
Asset retirement obligations	$49,506	$766,195

The Notes to Consolidated Financial Statements are an integral part of these statements.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1.   ORGANIZATION AND BUSINESS

Oak Valley Resources, LLC (“OVR” or the “Company”), is a Delaware limited liability company formed on December 14, 2012.  OVR is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids (“NGL”).  The Company currently has properties in Texas, Oklahoma, and Louisiana.

NOTE 2.   BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) for interim financial statements.  Accordingly, they do not include all of the information and notes required by US GAAP for complete financial statements.  In the opinion of the Company’s management, the accompanying consolidated financial statements contain all normal and recurring adjustments considered necessary to present fairly, in all material respects, the Company’s interim results.  However, operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

These consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes included in our Annual Report for the year ended December 31, 2013.

All intercompany accounts and transactions are eliminated upon consolidation.

Subsequent Events

Management has evaluated subsequent events for the Company through December 10, 2014, the date upon which these consolidated financial statements were available to be issued.  Please see Note 10 “Subsequent Events” for the results of that evaluation.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2.        BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION – CONTINUED

Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with US GAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the respective reporting periods.  Estimates and assumptions that, in the opinion of the Company’s management are significant include oil and natural gas reserves and the related cash flow estimates used in depletion and impairment of oil and natural gas properties, the evaluation of unproved properties for impairment, fair value estimates, asset retirement obligations, oil and natural gas revenue accruals, lease operating expense accruals, and capital accruals.  The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances.  Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained or as the Company's operating environment changes.  Actual results may differ from the estimates and assumptions used in the preparation of the Company's consolidated financial statements.

Recently Issued Accounting Pronouncements

 In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard provides five steps an entity should apply in determining its revenue recognition. ASU 2014-09 must be applied retrospectively and is effective for annual reporting periods, and interim periods with that reporting period, beginning after December 15, 2017. Early adoption is not permitted. The Company is currently assessing the impact of the adoption of ASU 2014-09 on the Company's operating results, financial position and disclosures.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern (“ASU 2014-15”).  ASU 2014-15 is effective for annual reporting periods, including interim periods, ending after December 15, 2016. Early application is permitted. The amendments in ASU 2014-15 creates a new ASC Sub-topic 205-40, Presentation of Financial Statements – Going Concern and requires management to assess for each annual and interim reporting period if conditions exist that raise substantial doubt about an entity’s ability to continue as a going concern.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2.                 BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION – CONTINUED

Recently Issued Accounting Pronouncements - Continued

The rule requires various disclosures depending on the facts and circumstances surrounding an entity’s ability to continue as a going concern.  The Company is in the process of assessing the effect of the application of the new guidance.

NOTE 3.   ACQUISITIONS AND DIVESTITURES

Pending Merger with Earthstone Energy, Inc.

On May 15, 2014, Earthstone Energy, Inc., a Delaware corporation (“Earthstone”) and OVR entered into an Exchange Agreement, whereby OVR will contribute to Earthstone the membership interests of its three wholly-owned subsidiaries, Oak Valley Operating, LLC, EF Non-Op, LLC and Sabine River Energy, LLC, each a Texas limited liability company (collectively, “Oak Valley”), inclusive of producing assets, undeveloped acreage and an estimated $139,100,000 of cash, in exchange for the issuance of approximately 9.1 million shares of Earthstone common stock, par value $0.001 per share (the “Common Stock”), to OVR (the “Exchange”).  Following the Exchange, current Earthstone stockholders will own 16% and OVR will own 84% of Earthstone’s outstanding Common Stock, and six of the seven members of the Earthstone Board of Directors will be persons who are affiliated with OVR.

The Exchange will be accounted for under FASB Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC Topic 805”), as a reverse acquisition for accounting purposes.  In the Exchange, Earthstone is the acquirer for legal purposes, but for accounting purposes, Oak Valley will be deemed to be the acquirer and Earthstone the acquiree. As the accounting acquiree, the historical book value of Earthstone’s assets and liabilities will be remeasured and recorded at fair value on the public company’s balance sheet on the date of acquisition.

Pending Acquisition of Additional Eagle Ford Interests

On October 16, 2014, OVR and Earthstone entered into a Contribution Agreement with Parallel Resource Partners, LLC (“Parallel”) and Flatonia Energy, LLC, a Parallel-managed portfolio company (“Flatonia”), to acquire an undivided 20% interest in OVR’s existing horizontal Eagle Ford development project located in Fayette and Gonzales counties, Texas, in exchange for the issuance to Flatonia of approximately 2.957 million shares of Earthstone common stock. This transaction will result in Flatonia and OVR each holding a 50% undivided interest in the project and is specifically subject to (i) approval from Earthstone stockholders and (ii) closing the Exchange. If both transactions are approved by ESTE stockholders, then the Flatonia transaction will close concurrently with or immediately after the closing of the Exchange.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3.   ACQUISITIONS AND DIVESTITURES – CONTINUED

Acquisition of Additional Eagle Ford Interests - Continued

The effective date of the Flatonia Transaction will be July 1, 2014 and the agreement provides for customary post-effective date financial adjustments which will be made in cash. Upon closing both transactions, OVR, Flatonia, and Earthstone stockholders will own equity interests in Earthstone of 66.0%, 21.4%, and 12.6%, respectively.

Eagle Ford Acquisition

In July 2013 and August 2013, the Company purchased producing wells and acreage in the Eagle Ford shale trend in Texas.  As disclosed in the Company's Annual Report as of and for the year ended December 31, 2013, the Eagle Ford Acquisition was accounted for as a business combination in accordance with ASC Topic 805 which requires assets acquired and liabilities assumed to be measured at their acquisition date fair values.  Certain assets and liabilities may be adjusted as additional information is obtained, but no later than one year from the respective acquisition dates.

The following table provides the purchase price of the acquired properties and its allocation.

Purchase price	$86,981,378

Allocation of purchase price:
Proved properties	57,549,614
Unproved properties	30,041,094
Asset retirement obligations	(609,330)

Total	$86,981,378

The amount of revenue and net income from the Eagle Ford Acquisition included in the Company’s consolidated statement of operations for the three months ended September 30, 2014 was $8,326,123 and $3,892,518, respectively.  The amount of revenue and net income from the Eagle Ford Acquisition included in the Company’s consolidated statement of operations for the nine months ended September 30, 2014 was $21,867,517 and $12,348,507, respectively.  Revenue of $4,829,288 and net income of $2,899,593 was recorded for this acquisition during the three and nine months ended September 30, 2013.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3.   ACQUISITIONS AND DIVESTITURES – CONTINUED

Eagle Ford Acquisition - Continued

The following unaudited pro forma combined results of operations are provided for the three and nine months ended September 30, 2013 as though the Eagle Ford Acquisition had been completed as of the beginning of the comparable prior interim reporting period, or January 1, 2013.  The pro forma combined results of operations for the three months ended September 30, 2013 have been prepared by adjusting the historical results of the Company to include the historical results of the Eagle Ford Acquisition. These supplemental pro forma results of operations are provided for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved had the Eagle Ford Acquisition occurred at the beginning of the period presented.  The pro forma results of operations do not include any cost savings or other synergies that resulted, or may result, from the Eagle Ford Acquisition, or any estimated costs that will be incurred to integrate the Eagle Ford Acquisition.  Future results may vary significantly from the results reflected in the following unaudited pro forma financial table because of future events, transactions, and other factors.

The Company's historical financial information was adjusted to give effect to the pro forma events that were directly attributable to the Eagle Ford Acquisition and that were factually supportable.  Adjustments and assumptions made for this pro forma calculation are consistent with those used in the Company's annual pro forma information discussed in Note 3, "Acquisitions and Divestitures" in the Company's Annual Report as of and for the year ended December 31, 2013.

	Three Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2013
	(Unaudited)	(Unaudited)

Revenue	$12,784,074	$39,166,038
Net Income	$3,351,535	$7,637,901

2013 Divestitures

On May 17, 2013, the Company sold undeveloped acreage and working interest in nine wells located in Guadalupe County, Texas, and Caldwell County, Texas for cash consideration of $487,312.  The Company recorded a loss on sale of $54,524 as of the third quarter of 2013.  The effective date of the sale was April 1, 2013.

On March 28, 2013, the Company sold undeveloped acreage in Harrison County, Texas, and the working interest in one well for cash consideration of $100. The Company recorded a gain on sale of $100 as of the third quarter of 2013. The effective date of the sale was April 1, 2013.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4.   DERIVATIVE FINANCIAL INSTRUMENTS

The Company is exposed to certain risks relating to its ongoing business operations, such as commodity price risk.  Derivative contracts are utilized to economically hedge the Company's exposure to price fluctuations and reduce the variability in the Company's cash flows associated with anticipated sales of future oil and natural gas production.  The Company follows FASB ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), to account for its derivative financial instruments.  The Company does not enter into derivative contracts for speculative trading purposes.

It is the Company's policy to enter into derivative contracts only with counterparties that are creditworthy financial institutions deemed by management as competent and competitive. The counterparties to the Company's current derivative contracts are lenders in the Company’s Credit Agreement.  The Company did not post collateral under any of these contracts as they are secured under the Company's Credit Agreement.

The Company's crude oil and natural gas derivative positions consist of swaps.  Swaps are designed so that the Company receives or makes payments based on a differential between fixed and variable prices for crude oil and natural gas.  The Company has elected to not designate any of its derivative contracts for hedge accounting. Accordingly, the Company records the net change in the mark-to-market valuation of these derivative contracts, as well as all payments and receipts on settled derivative contracts, in "Net gain on derivative contracts" on the Consolidated Statements of Operations. All derivative contracts are recorded at fair market value and included in the Consolidated Balance Sheets as assets or liabilities.

The Company may have multiple hedge positions, with an individual derivative counterparty, that span several months, which may result in fair value asset and liability positions.  At the end of each reporting period, those positions are offset to a single fair value asset or liability for each commodity and the netted balance is reflected in the Consolidated Balance Sheets as an asset or a liability.

The Company nets its derivative instrument fair value amounts executed with the same counterparty pursuant to an International Swap Dealers Association Master Agreement (“ISDA”), which provides for net settlement over the term of the contract.  The ISDA is a standard contract that governs all derivative contracts entered into between the Company and the respective counterparty.  Upon the mutual election of both parties, the ISDA allows the Company and the respective counterparty to offset amounts payable and receivable related to transactions that have identical terms.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4.   DERIVATIVE FINANCIAL INSTRUMENTS – CONTINUED

The following table summarizes the location and fair value amounts of all derivative contracts on the Consolidated Balance Sheets as well as the gross recognized derivative assets, liabilities, and amounts offset in the Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013.

		September 30, 2014
		Gross		Net
Derivatives not designated		Recognized	Gross	Recognized
as hedging contracts under		Assets/	Amounts	Assets/
ASC Topic 815	Balance Sheet Location	(Liabilities)	Offset	(Liabilities)

Commodity contracts	Current derivative assets	$962,982	$-	$962,982
Commodity contracts	Noncurrent derivative assets	146,939	-	146,939

		December 31, 2013
		Gross		Net
Derivatives not designated		Recognized	Gross	Recognized
as hedging contracts under		Assets/	Amounts	Assets/
ASC Topic 815	Balance Sheet Location	(Liabilities)	Offset	(Liabilities)

Commodity contracts	Current derivative assets	$154,310	$-	$154,310
Commodity contracts	Current derivative liabilities	(171,761)	-	(171,761)
Commodity contracts	Noncurrent derivative liabilities	(27,816)	-	(27,816)

The following table summarizes the location and amounts of the Company's realized and unrealized gains and losses on derivative contracts on the Company's Consolidated Statements of Operations for the three and nine months ended September 30, 2014 and 2013.

		Gain (Loss) Recognized in Income
Derivatives not designated as hedging	Statement of Operations	Three Months Ended September 30,
contracts under ASC Topic 815	Location	2014	2013

Unrealized gain on commodity contracts	Net gain on derivative contracts	$2,369,594	$80,942
Realized gain (loss) on commodity contracts	Net gain on derivative contracts	119,404	(26,922)

		$2,488,998	$54,020

		Gain (Loss) Recognized in Income
Derivatives not designated as hedging	Statement of Operations	Nine Months Ended September 30,
contracts under ASC Topic 815	Location	2014	2013

Unrealized gain on commodity contracts	Net gain on derivative contracts	$1,155,188	$319,157
Realized loss on commodity contracts	Net gain on derivative contracts	(968,889)	(38,404)

		$186,299	$280,753

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4.   DERIVATIVE FINANCIAL INSTRUMENTS – CONTINUED

At September 30, 2014, the Company had the following open crude oil and natural gas derivative contracts:

			Volume in
			Mmbtu's/	Fixed
Period	Instrument	Commodity	Bbl's	Price

October 2014 - December 2014	Swap	Crude Oil	15,000	$93.850
October 2014 - December 2014	Swap	Crude Oil	15,000	$95.650
October 2014 - December 2014	Swap	Crude Oil	4,800	$100.050
October 2014 - December 2014	Swap	Crude Oil	15,600	$98.550
October 2014 - December 2014	Swap	Crude Oil	16,200	$98.000
January 2015 - June 2015	Swap	Crude Oil	21,000	$91.500
January 2015 - December 2015	Swap	Crude Oil	66,000	$95.100
October 2014 - December 2014	Swap	Natural Gas	25,740	$4.600
October 2014 - December 2014	Swap	Natural Gas	150,000	$4.550
October 2014 - March 2015	Swap	Natural Gas	225,000	$4.300
October 2014 - March 2015	Swap	Natural Gas	300,000	$4.175

NOTE 5.   FAIR VALUE MEASUREMENTS

FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”), defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.  ASC
Topic 820 provides a framework for measuring fair value, establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and requires consideration of the counterparty’s creditworthiness when valuing certain assets.

The three-level fair value hierarchy for disclosure of fair value measurements defined by ASC Topic 820 is as follows:

Level 1 – Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.  An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Inputs, other than quoted prices within Level 1, that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5.   FAIR VALUE MEASUREMENTS – CONTINUED

Level 3 – Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable.  Valuation under Level 3 generally involves a significant degree of judgment from management.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters.  Where observable prices or inputs are not available, valuation models are applied.  These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instrument’s complexity. The Company reflects transfers between the three levels at the beginning of the reporting period in which the availability of observable inputs no longer justifies classification in the original level.  There were no transfers between fair value hierarchy levels for the nine months ended September 30, 2014.

Fair Value on a Recurring Basis

Derivative financial instruments are carried at fair value and measured on a recurring basis.  The derivative financial instruments consist of swaps for crude oil and natural gas.  The Company’s swaps are valued based on a discounted future cash flow model.  The primary input for the model is published forward commodity price curves.  The Company’s model is validated by the counterparty’s marked-to-market statements.  The swaps are also designated as Level 2 within the valuation hierarchy.

The fair values of commodity derivative instruments in an asset position include a measure of counterparty nonperformance risk, and the fair values of commodity derivative instruments in a liability position include a measure of the Company’s nonperformance risk.  The measurements are immaterial to the consolidated financial statements.

The following table sets forth, by fair value hierarchy level, the Company's financial assets that were accounted for at fair value as of September 30, 2014; as of September 30, 2014 the Company did not have any financial liabilities that were accounted for at fair value. The table also presents the Company’s financial assets and liabilities that were accounted for at fair value as of December 31, 2013.

				Total
				Fair Value
				September 30,
	Level 1	Level 2	Level 3	2014

Financial assets
Current derivative assets	$-	$962,982	$-	$962,982
Noncurrent derivative
assets	-	146,939	-	146,939

Total financial assets	$-	$1,109,921	$-	$1,109,921

				Total
				Fair Value
				December 31,
	Level 1	Level 2	Level 3	2013

Financial assets
Current derivative assets	$-	$154,310	$-	$154,310

Total financial assets	$-	$154,310	$-	$154,310

Financial liabilities
Current derivative liabilities	$-	$171,761	$-	$171,761
Noncurrent derivative
liabilities	-	27,816	-	27,816

Total financial liabilities	$-	$199,577	$-	$199,577

Other financial instruments include cash, accounts receivable and payable, and revenue royalties.  The carrying amount of these instruments approximates fair value because of their short-term nature.  The Company’s long-term debt obligation bears interest at floating market rates, therefore carrying amounts and fair value are approximately equal.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5.   FAIR VALUE MEASUREMENTS – CONTINUED

Fair Value on a Nonrecurring Basis – Continued

Asset Impairment

Oil and gas properties are measured at fair value on a nonrecurring basis. The impairment charge reduces the oil and gas properties’ carrying values to their estimated fair values. These fair value measurements are classified as Level 3 measurements and include many unobservable inputs.  Fair value is calculated as the estimated discounted future net cash flows attributable to the assets. The Company’s primary assumptions in preparing the estimated discounted future net cash flows to be recovered from oil and gas properties are based on (i) proved reserves, (ii) forward commodity prices and assumptions as to costs and expenses, and (iii) the estimated discount rate that would be used by potential purchasers to determine the fair value of the assets. The Company did not recognize any impairment write-downs with respect to its oil and gas properties during the three and nine months ended September 30, 2014. The Company did not recognize any asset impairments for the three months ended September 30, 2013 and recognized asset impairments of $44,372 for the nine months ended September 30, 2013.

Business Combinations

The Company records the identifiable assets acquired and liabilities assumed at fair value at the date of acquisition on a nonrecurring basis.  Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and include estimates of future oil and gas production, commodity prices based on commodity futures price strips as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate. Significant Level 3 assumptions associated with the calculation of discounted cash flows used in the determination of fair value of the acquisition include the Company’s estimate of future natural gas and crude oil prices, operating and development costs, anticipated production of proved reserves, appropriate risk-adjusted discount rates and other relevant data. The Company’s acquisitions are discussed in Note 3 “Acquisitions and Divestitures”.

Asset Retirement Obligation

The asset retirement obligation estimates are derived from historical costs and management's expectation of future cost environments; and therefore, the Company has designated these liabilities as Level 3. The significant inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, well life, inflation and credit-adjusted risk free rate. See Note 7, "Asset Retirement Obligations," for a reconciliation of the beginning and ending balances of the liability for the Company's asset retirement obligations.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6.   LONG-TERM DEBT

On June 29, 2011, Oak Valley Energy, LLC (“OVE”) entered into a new four-year senior secured revolving credit facility (the “OVE Credit Facility”).  The OVE Credit Facility was subsequently assumed by OVR on December 21, 2012, the date upon which all of the membership interests in OVE were assigned to OVR.

On July 10, 2013, the Company entered into an amended and restated credit agreement (the “OVR Credit Facility”) which matures on June 29, 2017.  BOKF, NA dba Bank of Texas and Wells Fargo Bank, National Association serve as lenders.  All of the obligations under the OVR Credit Facility are secured by substantially all of the Company’s assets.  As of
September 30, 2014, the borrowing base was $44,500,000, outstanding borrowings totaled $10,825,000, and outstanding letters of credit totaled $300,000.  As of December 31, 2013, the borrowing base was $44,500,000, outstanding borrowings totaled $10,825,000, and there were no outstanding letters of credit.

Outstanding borrowings under the OVR Credit Facility and the OVE Credit Facility, at the election of the Company, can bear interest at the LIBOR adjusted rate plus the applicable utilization margin of 2.25% to 4.25% (2.41% and 2.42% at September 30, 2014 and
December 31, 2013, respectively) or at the base rate plus the applicable utilization-based margin of 1.00% to 3.00% (4.25% at September 30, 2014 and December 31, 2013, respectively). The Company pays a commitment rate of 0.500% on all unused borrowings.

The OVR Credit Facility contains a number of customary covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to incur additional indebtedness, create liens on asset, pay dividends, and repurchase its capital stock. In addition, the Company is required to maintain certain financial ratios, including a minimum current ratio of 1.0 to 1.0 and a maximum annualized quarterly leverage ratio of 4.0 to 1.0.  As of September 30, 2014 and December 31, 2013, the Company was in compliance with respect to the financial covenants, as amended. Effective June 30, 2014, the OVR Credit Facility was amended to allow the Company to include unused aggregate commitments in the definition of current assets for the purposes of calculating the current ratio. The Company is also required to submit an audited annual report 120 days after the end of each fiscal period.  For December 31, 2013, the Company received a waiver, which extended the deadline to provide an audited report to July 31, 2014.

Debt issuance costs of $598,558 and $524,023 associated with the Company’s credit facilities have been capitalized as of September 30, 2014 and December 31, 2013, respectively, and are amortized on a straight-line basis over the term of the credit agreement.  Amortization expense was $37,785 and $36,159 for the three months ended September 30, 2014 and 2013, respectively, and $113,355 and $65,471 for the nine months ended September 30, 2014 and 2013, respectively.  Amortization expense is included in “Interest expense” on the Consolidated Statements of Operations.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7.   ASSET RETIREMENT OBLIGATIONS

The Company has asset retirement obligations associated with the future plugging and abandonment of oil and gas properties and related facilities.  The accretion of the asset retirement obligation is included in “Lease operating expense” in the Consolidated Statements of Operations. Revisions to the liability typically occur due to changes in the estimated abandonment costs, well economic lives, and the discount rate.

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of FASB ASC Topic 410, Asset Retirement and Environmental Obligations:

Asset retirement obligation as of December 31, 2013	$3,011,454
Liabilities settled	(56,195)
Liabilities incurred	49,506
Accretion expense	229,297

Asset retirement obligation as of September 30, 2014	$3,234,062

Based on expected timing of settlement, $66,625 and $69,956 of the asset retirement obligation is classified as current at September 30, 2014 and December 31, 2013, respectively.

NOTE 8.   RELATED PARTY TRANSACTIONS

FASB ASC Topic 850, Related Party Disclosures (“ASC Topic 850”), requires that transactions with related parties that would make a difference in decision making be disclosed so that users of the financial statements can evaluate their significance.  The following are significant related party transactions between the Company and Oak Valley Management (“OVM”) and certain Private Placement Investors for the three and nine months ended September 30, 2014 and 2013, and as of September 30, 2014 and December 31, 2013.  OVM members are management and employees of the Company.  Private Placement Investors participated in the private placement offering which raised capital commitments in exchange for equity in the Company.

The Company employs members of OVM.  For the three months ended September 30, 2014 and 2013, the Company made payments totaling $827,570 and $664,368, respectively, to these members as compensation for services.  For the nine months ended September 30, 2014 and 2013, the Company made payments totaling $2,384,221 and $1,546,314 respectively, to these members as compensation for services.  The payments are included in “General and administrative expense” on the Consolidated Statements of Operations or has been charged out to oil and gas properties.

At December 31, 2013, the Company had a liability of $730,384 due to members of OVM, which is included in “Accrued expenses” on the Consolidated Balance Sheet.  At September 30, 2014, the Company did not have a related party asset due from OVM members or a related party liability due to OVM members.

At September 30, 2014 and December 31, 2013, the Company had a liability of $2,303,882 and $627,586, respectively, due to companies of which certain Private Placement Investors are significant related parties, which is included in “Accounts payable” on Consolidated Balance Sheets.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9.   COMMITMENTS AND CONTINGENCIES

Gas Purchase and Gas Processing Contract

As a part of the Eagle Ford Acquisition discussed in Note 3 “Acquisitions and Divestitures”, the Company ratified several long-term gas purchasing and gas processing contracts.  As is customary in the industry, the Company has reserved gathering and processing capacity in a pipeline.  In one of the contracts, the Company has a volume commitment, whereby the Company pays the owner of the pipeline a fee of $0.45 per MMBtu to hold 10,000 MMBtu per day of capacity for the Company’s use.  Since the time of the acquisition, the Company has not been able to meet its delivery commitments.  The rate and terms under this purchasing and processing contract expire on June 1, 2021.

Drilling Commitments

As of September 30, 2014, the Company had two drilling rigs under contract. Under the first contract, the Company contractually agreed to drill five wells at a drilling rate of approximately $26,100 per day. Early termination of the drilling rig contract prior to drilling all five wells to total depth would require a termination payment of approximately $250,000. As of September 30, 2014, the Company drilled four wells and was in the process of drilling the fifth well. Upon the drilling completion, the Company has agreed to drill five additional wells at a drilling rate of approximately $26,100 per day. Early termination of the drilling rig contract prior to drilling all five wells to total depth would require a termination payment of approximately $250,000. Under the second contract, the Company entered into a six month drilling rig contract that commenced on May 24, 2014 and ends on November 24, 2014, at a drilling day rate of approximately $23,700 per day.  As of September 30, 2014, termination of the contract subsequent to spudding of a well will require the Company to pay approximately $825,000.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 9.   COMMITMENTS AND CONTINGENCIES – CONTINUED

Lease Commitments

On April 11, 2013, the Company entered into a three year lease agreement for office space in Houston, Texas, with an option to terminate the lease on July 31, 2014 and April 30, 2015, provided the Company gives the lessor six months’ notice.  In January 2014, the Company gave written notice to the landlord to exercise the termination option and negotiated an extension of the first termination date.  The Company’s lease effectively terminated on November 30, 2014.  As of September 30, 2014, the Company was contractually obligated under the office lease to make payments totaling $46,878 during 2014.

On September 19, 2013, the Company entered into a seven month lease agreement for office space in Denver, Colorado, with an entity controlled by the principals of VILLco Capital II, L.L.C. On March 10, 2014, the Company exercised its option to extend the lease until October 31, 2014. As of September 30, 2014, the Company was contractually obligated under the office lease to make monthly payments in the amount of $1,607 through October 31, 2014.

On May 27, 2014, the Company entered into a 61 month lease agreement for office space in The Woodlands, Texas.  The Company is contractually obligated under the lease to make payments totaling $3,041,887.  The lease will commenced upon completion of a leasehold build out which was completed during the fourth quarter of 2014.

The table below shows the Company’s minimum future payments under non-cancelable operating leases as of September 30, 2014:

2014	$97,495
2015	589,754
2016	599,556
2017	609,358
2018	619,160
Thereafter	575,049
Total	$3,090,372

Rent expense under non-cancellable operating leases was $80,210 and $39,420 for the three months ended September 30, 2014 and 2013, respectively.  Rent expense under non-cancellable operating leases was $220,623 and $90,765 for the nine months ended September 30, 2014 and 2013, respectively.

Contingencies

In the course of its business affairs and operations, the Company is subject to possible loss contingencies arising from federal, state, and local environmental, health and safety laws and regulations and third party litigation. The Company may be a plaintiff or defendant in a pending or threatened legal proceeding arising in the normal course of its business.  While the outcome and impact of currently pending legal proceedings cannot be determined, the Company’s management and legal counsel believe that the resolution of these proceedings through settlement or adverse judgment will not have a material effect on the Company’s unaudited consolidated operating results, financial position or cash flows.

OAK VALLEY RESOURCES, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10.   SUBSEQUENT EVENTS

In October, 2014, the Company completed drilling the fifth well of the first drilling commitment discussed in Note 9, “Commitments and Contingencies.” As of December 10, 2014 the Company has not yet commenced the drilling of the additional five wells.

On October 2, 2014, the Company entered into an eighteen month drilling rig contract for a new rig at a drilling day rate of approximately $29,000 per day.

On October 17, 2014, the Company entered into a second amendment to the lease agreement discussed in Note 9, “Commitments and Contingencies.” for its office space in Denver, Colorado, with an entity controlled by the principals of VILLco Capital II, L.L.C. Pursuant to the second amendment, the Company is contractually obligated to make monthly payments from November 2014 through April 2015 in the amount of $1,636.

On November 13, 2014, the Company submitted capital call notices to its investors in the amount of $107,020,000, resulting in the issuance on December 1, 2014 of 1,042,880 Class A Units and 27,320 Class B Units.

On November 23, 2014, the Company extended the second drilling rig contract discussed in Note 9, “Commitments and Contingencies,” for an additional 90 days or upon the release from the well then being drilled. The contract terms including the termination penalty remained unchanged.